                                                         Exhibit 4(a)(i)





                      TEXAS INSTRUMENTS INCORPORATED



                                    and



                MORGAN SHAREHOLDER SERVICES TRUST COMPANY,

                              as Rights Agent





                              ---------------




                             Rights Agreement

                         Dated as of June 17, 1988

                                   INDEX

                                                                     Page
                                                                     ----

            Section  1.    Certain Definitions....................    1

            Section  2.    Appointment of Rights Agent............    5

            Section  3.    Issue of Right Certificates............    5

            Section  4.    Form of Right Certificates.............    7

            Section  5.    Countersignature and Registration......    8

            Section  6.    Transfer, Split Up, Combination and
                             Exchange of Right Certificates;
                             Mutilated, Destroyed, Lost or
                             Stolen Right Certificates............    9

            Section  7.    Exercise of Rights; Purchase Price;
                             Expiration Date of Rights............   10

            Section  8.    Cancellation and Destruction of Right
                             Certificates.........................   13

            Section  9.    Reservation and Availability of
                             Capital Stock........................   13

            Section 10.    Preferred Stock Record Date............   16

            Section 11.    Adjustment of Purchase Price,
                             Number and Kind of Shares or
                             Number of Rights.....................   16

            Section 12.    Certificate of Adjusted Purchase
                             Price or Number of Shares............   27

            Section 13.    Consolidation, Merger or Sale or
                             Transfer of Assets or Earning Power..   28

            Section 14.    Fractional Rights and Fractional
                             Shares...............................   31

            Section 15.    Rights of Action.......................   33

                                                                     Page
                                                                     ----



            Section 16.    Agreement of Right Holders.............   33

            Section 17.    Right Certificate Holder Not Deemed
                             a Stockholder........................   34

            Section 18.    Concerning the Rights Agent............   34

            Section 19.    Merger or Consolidation or Change of
                             Name of Rights Agent.................   35

            Section 20.    Duties of Rights Agent.................   36

            Section 21.    Change of Rights Agent.................   39

            Section 22.    Issuance of New Right Certificates.....   40

            Section 23.    Redemption.............................   41

            Section 24.    Notice of Proposed Actions.............   42

            Section 25.    Notices................................   43

            Section 26.    Supplements and Amendments.............   44

            Section 27.    Successors.............................   45

            Section 28.    Determinations and Actions
                             by the Board of Directors, etc.......   45

            Section 29.    Benefits of This Agreement.............   45

            Section 30.    Severability...........................   46

            Section 31.    Governing Law..........................   46

            Section 32.    Counterparts...........................   46

            Section 33.    Descriptive Headings...................   46

            Testimonium and Signatures............................   47

            Exhibit A  -   Form of Certificate of Designation,
                             Preferences and Rights of
                             Participating Cumulative Preferred
                             Stock

            Exhibit B  -   Form of Right Certificate

                                                                     Page
                                                                     ----



            Exhibit C  -   Summary of Rights to Purchase
                             Preferred Stock













































                             RIGHTS AGREEMENT
                             ----------------




                      This Rights Agreement dated as of June 17, 1988,
            between Texas Instruments Incorporated, a Delaware corpora-tion (the "Company"), and Morgan Shareholder Services Trust Company, a New York corporation, as Rights Agent (the "Rights Agent"),

                                 W I T N E S S E T H
                                 - - - - - - - - - -

                      WHEREAS, on June 17, 1988 the Board of Directors of
            the Company authorized and declared a dividend distribution of one Right (hereafter referred to as a "Right") for each share of the Common Stock, par value $1 per share, of the Company outstanding at the close of business on June 30, 1988 (hereinafter referred to as the "Record Date") (other than shares of such Common Stock held in the Company's treasury on such date) and has authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provi-sions of Section 11(p) hereof) in respect of each share of Common Stock of the Company that shall become outstanding after the Record Date (whether originally issued or delivered from the Company's treasury) and on or prior to the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined), each Right representing the right to purchase one one-hundredth of a share of Participat-ing Cumulative Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit A, upon the terms and subject to the condi-tions hereinafter set forth (the "Rights");

                      NOW, THEREFORE, in consideration of the premises
            and the mutual agreements herein set forth, the parties hereby agree as follows:

                      Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indi-cated;

                      (a) "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 20% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary (as hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity (including its Affiliates) organized, appointed or established for or pursuant to the terms of any such plan acting solely in its capacity (or their capacities) under such plan.

                      (b)  "Affiliate" and "Associate" shall have
                 the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

                      (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities:

                           (i)  which such Person or any of such
                      Person's Affiliates or Associates, directly or indirectly, beneficially owns (as deter-mined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement) or has the right to dispose of;

                          (ii)  which such Person or any of such
                      Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), war-rants or options, or otherwise, provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment or exchange; or (B) the right to vote, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" any security under this clause (B) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                         (iii)  which are beneficially owned,
                      directly or indirectly, by any other Person
                      (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any voting securities of the Company.

                      (d)  "Business Day" shall mean any day other
                 than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                      (e)  "Close of business" on any given date
                 shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                      (f)  "Common Stock" shall mean the Common
                 Stock, par value $1 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

                      (g) "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a repre-sentative or nominee of an Acquiring Person or of any such Affiliate or Associate and was a member of the Board prior to the time any Person becomes an Acquiring Person, and (ii) any Person who sub-sequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

                      (h) "Distribution Date" shall have the mean-ing defined in Section 3 hereof.

                      (i) "Person" shall mean any individual, firm, corporation, partnership or other entity.

                      (j)  "Preferred Stock" shall mean the Par-
                 ticipating Cumulative Preferred Stock, par value
                 $25 per share, of the Company.

                      (k)  "Purchase Price" shall have the meaning
                 defined in Section 4 hereof.

                      (l) "Section 11(a)(ii) Event" shall mean the event described in Section 11(a)(ii).

                      (m)  "Stock Acquisition Date" shall mean the
                 first date of public announcement (which, for purposes of this definition, shall include, without limitation, the filing of a report pursuant to
                 Section 13(d) under the Exchange Act or pursuant to a comparable successor statute) by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

                      (n) "Subsidiary" of any Person shall mean any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such first Person.

                      (o) "Triggering Event" shall mean any Section 11(a)(ii) Event or any event described in Section 13(a)(i), (ii) or (iii) hereof.

                      Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall deter-mine.

                      Section 3.  Issue of Right Certificates.  (a)
            Until the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date or (ii) the close of business on the tenth Business Day after the date of the commencement of a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established for or pursuant to the terms of any such plan) if, upon consummation thereof, such Person would be an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be Right Certifi-cates) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates, in substantially the form of Exhibit B hereto (the "Right Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Right Certificates, the Company shall make the neces-sary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that the Right Certificates repre-senting only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                      (b) As soon as practicable after the Record Date, the Company will send a copy of a Summary of Rights to Pur-chase Preferred Stock, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date until the Distribution Date (or the ear-lier redemption, expiration or termination of the Rights), the Rights will be evidenced by such certificates for the Common Stock registered in the names of the holders of the Common Stock and the registered holders of the Common Stock shall also be registered holders of the associated Rights. Until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the transfer of any of the certificates for the Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

                      (c) Rights shall be issued in respect of all shares of Common Stock which are issued or delivered out of treasury after the Record Date but on or prior to the Dis-tribution Date (or the earlier redemption, expiration or termination of the Rights). Certificates for the Common Stock issued or delivered out of treasury after the Record Date but on or prior to the earlier of the Distribution Date or the redemption, expiration or termination of the Rights shall be deemed also to be certificates for Rights and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                      This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Texas Instruments Incorporated and Morgan Shareholder Services Trust Company dated as of

                      June 17, 1988 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Com-pany. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may be null and void.

            With respect to such certificates containing the foregoing legend, until the Distribution Date (or the earlier redemp-tion, expiration or termination of the Rights) the Rights associated with the Common Stock represented by such certifi-cates shall be evidenced by such certificates alone, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

                      Section 4. Form of Right Certificates. (a) The Right Certificates (and the forms of election to purchase and of assignment and the certificates to be printed on the reverse thereof) shall be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-hundredth of a share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                      (b)  Any Right Certificate issued pursuant to
            Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a trans-feree of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or under-standing regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6 or
            Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the follow-ing legend:

                      The Rights represented by this Right Certifi-cate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

                      Section 5.  Countersignature and Registration.
            (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Presi-dent or any Vice President, either manually or by fac-simile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be counter-signed by the Rights Agent, issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certifi-cate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

                      (b)  Following the Distribution Date, the
            Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

                      Section 6.  Transfer, Split Up, Combination
            and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date (as such term is defined in Section 7(a) hereof), any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Cer-tificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Trigger-ing Event, Common Stock, other securities, cash or assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to pur-chase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be trans-ferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. There-upon the Rights Agent shall, subject to Section 4(b),
            Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certifi-cate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                      (b)  Upon receipt by the Company and the
            Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

                      Section 7.  Exercise of Rights; Purchase
            Price; Expiration Date of Rights. (a) Subject to Sec-tion 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Dis-tribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certifi-cate on the reverse side thereof duly executed, to the

            Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or other securities or property, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the close of business on June 17, 1998 (the "Final Expira-tion Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) and (ii) being herein referred to as the "Expira-tion Date").

                      (b)  The Purchase Price for each one one-
            hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $200, shall be subject to adjustment from time to time as provided in
            Section 11 and Section 13(a) hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                      (c)  Upon receipt of a Right Certificate
            representing exercisable Rights, with the form of elec-tion to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredth of a share of Preferred Stock (or other shares, securities or property, as the case may be) to be pur-chased, and an amount equal to any applicable transfer tax, in cash, or in the form of a certified check or money order payment to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent therefor) certifi-cates for the total number of one one-hundredths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) after receipt thereof, promptly deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Sec-tion 11(a) hereof, the Company will make all arrange-ments necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

                      (d)  In case the registered holder of any
            Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

                    (e) Notwithstanding anything in this Agree-ment to the contrary, from and after the first occur-rence of a Section 11(a)(ii) Event, any Rights benefi-cially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquir-ing Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates and Associates or any transferee of any of them hereunder.

                      (f)  Notwithstanding anything in this Agree-
            ment to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occur-rence of any purported exercise as set forth in this
            Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Benefi-cial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

                      Section 8.  Cancellation and Destruction of
            Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, com-bination or exchange shall, if surrendered to the Com-pany or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                      Section 9.  Reservation and Availability of
            Capital Stock. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock

            (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock or other securities or out of its authorized and issued shares held in its treasury) the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock or other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

                      (b)  So long as the Preferred Stock (and,
            following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                      (c)  The Company shall use its best efforts
            to (i) file, as soon as practicable following the ear-liest date after the occurrence of a Section 11(a)(ii) Event as of which the consideration to be delivered by the Company upon exercise of the Rights has been deter-mined in accordance with Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the
            Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and
            (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effec-tive. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

                      (d) The Company covenants and agrees that it will take all such action as may be necessary to insure that all one one-hundredths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                      (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates for shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                      Section 10.  Preferred Stock Record Date.
            Each Person (other than the Company) in whose name any certificate for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exer-cisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                      Section 11.  Adjustment of Purchase Price,
            Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                      (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassifica-tion, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, com-bination or reclassification. If an event occurs which will require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addi-tion to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                      (ii)  In the event that any Person, alone or
            together with its Affiliates and Associates or other-wise, shall become an Acquiring Person, then proper provision shall promptly be made so that each holder of a Right, except as provided below and in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of Preferred Stock, such number of shares of Common Stock of the Company (the "Adjustment Shares") as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right was exer-cisable immediately prior to the first occurrence of a
            Section 11(a)(ii) Event and (y) dividing that product (which, following such first occurrence, shall there-after be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price per share of the Common Stock (determined pursuant to Section 11(d) on the date of the first occurrence of a Section 11(a)(ii) Event); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

                     (iii) In the event that the number of shares of Common Stock which are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exer-cise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread") and (B) with respect to each Right, make adequate provision to sub-stitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limita-tion, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as shares of Common Stock (such shares of preferred stock, "common stock equivalents")),
            (4) debt securities of the Company, (5) other assets or
            (6) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recog-nized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of the first occurrence of a
            Section 11(a)(ii) Event and the first date that the right to redeem the Rights pursuant to Section 23 hereof shall expire, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, securities and/or assets in the aggregate equal in value (as determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company) to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient addi-tional Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days following the first occurrence of a Section 11(a)(ii) Event, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action is to be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the later of the date of the first occurrence of a Section 11(a)(ii) Event and the first date that the right to redeem the Rights pursuant to
            Section 23 hereof shall expire and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Stock on such date.

                      (b)  In case the Company shall fix a record
            date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to sub-scribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or securities having the same rights, privileges and preferences as the shares of Preferred Stock ("equiv-alent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion or exercise price per share, if a security convertible into or exercisable for Preferred Stock or equivalent preferred stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the number of shares of Preferred Stock out-standing on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose deter-mination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made succes-sively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                      (c)  In case the Company shall fix a record
            date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such convertible securities, subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                      (d)(i)  For the purpose of any computation
            hereunder, other than computations made pursuant to
            Section 11(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 10 con-secutive Trading Days immediately following such date; provided, however, that in the event that the current market price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any sub-division, combination or reclassification of such Common Stock, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal con-solidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used.
            The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or traded is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors then in office, or if there are no Continuing Directors, by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                     (ii)  For the purpose of any computation
            hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner described in clause (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors then in office, or if there are no Continuing Directors, by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-hundredth of a share of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 100.

                      (e)  Anything herein to the contrary not-
            withstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
            Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transac-tion which mandates such adjustment or (ii) the Expira-tion Date.

                      (f)  In the event that at any time, as a
            result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right shall be entitled to receive upon exercise of such Right any shares of capital stock other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a), (b),
            (c), (e), (g), (h), (i), (j), (k) and (m), and the
            provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

                      (g)  All Rights originally issued by the
            Company subsequent to any adjustment made to the Pur-chase Price hereunder shall evidence the right to pur-chase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                       (h)  Unless the Company shall have exercised
            its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by
            (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjust-ment of the Purchase Price.

                      (i)  The Company may elect on or after the
            date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be dis-tributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjust-ment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                      (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

                      (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

                      (l)  In any case in which this Section 11
            shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occur-rence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                      (m)  Anything in this Section 11 to the
            contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to the holders of its Preferred Stock, shall not be taxable to such stockholders.

                      (n) The Company covenants and agrees that it shall not at any time after the Distribution Date (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one transaction or a series of related transactions, assets or earning power aggregat-ing more than 50% of the assets or earning power of the Company and its Subsidiaries taken as a whole, any other Person or Persons if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments outstanding or agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of a Person who constitutes, or would constitute, the "Principal Party" for the purposes of
            Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                      (o)  The Company covenants and agrees that
            after the Distribution Date it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or other-wise eliminate the benefits intended to be afforded by the Rights.

                      (p)  Anything in this Agreement to the con-
            trary notwithstanding, in the event that the Company shall at any time after the date hereof and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then out-standing, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately follow-ing the occurrence of such event.

                      Section 12. Certificate of Adjusted Purchase
            Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate set-ting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the

            Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with
            Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

                      Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (ii) any Person shall merge with and into the Company, and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Sub-sidiaries (taken as a whole) to any other Person or Persons, then, and in each such case, proper provision shall be made so that: (w) each holder of a Right, except as provided in Section 7(e) hereof, shall there-after have the right to receive, upon the exercise thereof at the then current Purchase Price (without giving effect to any adjustment to the Purchase Price pursuant to Section 11(b)) in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid and nonassessable shares of freely tradeable Common Stock of the Principal Party (as hereinafter defined), not subject to any rights of call or first refusal, liens, encumbrances or other claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price (without giving effect to any adjustment to the Purchase Price pursuant to Section 11(b)) by the then number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of any event described in Section 13(a)(i),
            (ii) or (iii) hereof (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of any event referred to in Section 13(a)(i), (ii) or (iii) hereof, multiplying the number of such 1/100ths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii)

            Event by the Purchase Price in effect immediately prior to such first occurrence) and dividing that product
            (which, following the first occurrence of any event referred to in Section 13(a)(i), (ii) or (iii), shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the current market price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal
            Party on the date of consummation of such consolida-tion, merger, sale or transfer; (x) the Principal
            Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or trans-fer, all the obligations and duties of the Company pursuant to this Agreement; (y) the term "Company" shall thereafter be deemed to refer to such Principal
            Party, it being specifically intended that the provi-sions of Section 11 hereof shall apply to such Prin-cipal Party and (z) such Principal Party shall take such steps (including, but not limited to, the authorization and reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this Section
            13(a)) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights.

                      (b)  "Principal Party" shall mean

                      (1) in the case of any transaction
                 described in clause (i) or (ii) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; and

                      (2) in the case of any transaction
                 described in clause (iii) of the first sen-tence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

                 provided, however, that in any such case, (x) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (y) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

                      (c)  The Company shall not consummate any
                 such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
                 Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this
                 Section 13, the Principal Party will

                      (i) prepare and file a registration
                 statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

                     (ii) will deliver to holders of the
                 Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

            The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. If any event described in Section 13(a)(i), (ii) or (iii) shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall there-after become exercisable in the manner described in
            Section 13(a).

                      Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to dis-tribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certifi-cates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as fur-nished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                      (b)  The Company shall not be required to
            issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

                      (c) Following the occurrence of any Trigger-ing Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of frac-tional shares of Common Stock, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as deter-mined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                      (d)  The holder of a Right by the acceptance
            of the Rights expressly waives his right to receive any fractional Rights or any fractional share upon exercise of Rights, except as permitted by this Section 14.

                      Section 15. Rights of Action.  All rights of
            action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Cer-tificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of, any Person subject to this Agreement.

                      Section 16. Agreement of Right Holders.
            Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                      (a)  prior to the Distribution Date, the
            Rights will be transferable only in connection with the transfer of Common Stock;

                      (b)  after the Distribution Date, the Right
            Certificates are transferable only on the registry books of the Rights Agent if surrendered at the prin-cipal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate certificates fully executed;

                      (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and

                      (d)  notwithstanding anything in this Agree-
            ment to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

                      Section 17. Right Certificate Holder Not
            Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be con-strued to confer upon the holder of any Right Certifi-cate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meet-ings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

                      Section 18. Concerning the Rights Agent.  (a)
            The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connec-tion with the acceptance and administration of this Agreement, including the costs and expenses of defend-ing against any claim of liability.

                      (b)  The Rights Agent shall be protected and
            shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instru-ment of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowl-edged, by the proper Person or Persons.

                      Section 19.  Merger or Consolidation or
            Change of Name of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights
            Agent may be merged or with which it may be con-solidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any cor-poration succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights
            Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corpora-tion would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so counter-signed; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                      (b)  In case at any time the name of the
            Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certifi-cates shall have the full force provided in the Right Certificates and in this Agreement.

                      Section 20. Duties of Rights Agent.  The
            Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                      (a)  The Rights Agent may consult with legal
            counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                      (b)  Whenever in the performance of its
            duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any "Acquiring Person" and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assis-tant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                      (c)  The Rights Agent shall be liable
            hereunder only for its own negligence, bad faith or willful misconduct.

                      (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or reci-tals contained in this Agreement or in the Right Cer-tificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                      (e)  The Rights Agent shall not be under any
            responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agree-ment or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13 or 23, or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any repre-sentation or warranty as to the authorization or reser-vation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock or Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

                      (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be per-formed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                      (g)  The Rights Agent is hereby authorized
            and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instruc-tions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                      (h)  The Rights Agent and any shareholder,
            director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily inter-ested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                      (i)  The Rights Agent may execute and exer-
            cise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                      (j)  No provision of this Agreement shall
            require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                      (k)  If, with respect to any Right Certifi-
            cate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the cases may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights

            Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

                      Section 21. Change of Rights Agent.  The
            Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. The Com-pany may remove the Rights Agent or any successor
            Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail.
            If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Com-pany shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights
            Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new
            Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be
            (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examina-tion by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights
            Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common
            Stock and the Preferred Stock, and, subsequent to the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates.
            Failure to give any notice provided for in this Section
            21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                      Section 22.  Issuance of New Right Certifi-
            cates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.
            In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of warrants, stock options or under or to any employee plan, profit sharing trust or other arrange-ment, or upon the exercise, conversion or exchange of securities outstanding on the date hereof or hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in con-nection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Com-pany or the person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjust-ment shall otherwise have been made in lieu of the issuance thereof.

                      Section 23.  Redemption.  (a)  The Board of
            Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (or such later date as a majority of the Continuing Direc-tors then in office may determine) or (ii) the Final Expiration Date, elect to redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that if the Board of Direc-tors of the Company authorizes redemption of the Rights at or after the time a Person becomes an Acquiring Person, then there must be Continuing Directors then in office and such authorization shall require the concur-rence of a majority of such Continuing Directors. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

                      (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemp-tion of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, and other than in connection with the purchase, acquisition or redemption of shares of Common Stock prior to the Distribution Date.

                      Section 24. Notice of Proposed Actions.  (a)
            In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassifica-tion of its Preferred Stock (other than a reclassifica-tion involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, or
            (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, to the extent feasible and in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribu-tion of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, trans-fer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Stock, whichever shall be the earlier. The failure to give notice required by this
            Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

                                   -41-

                      (b)  Notwithstanding anything in this Agree-
            ment to the contrary, prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given.

                      (c)  In case any Section 11(a)(ii) Event
            shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with
            Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof and (ii) all references in subsection (a) to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

                      Section 25. Notices.  Notices or demands
            authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Texas Instruments Incorporated
                           13500 North Central Expressway
                           Dallas, Texas  75265
                           Attention:  Secretary

            Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certifi-cate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           Morgan Shareholder Services Trust Company
                           30 West Broadway
                           New York, New York  10007
                           Attention:  Tenders and Exchanges Department

            Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate repre-senting shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                      Section 26. Supplements and Amendments.
            Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which shortening or lengthening shall be effective only if there are Con-tinuing Directors then in office and shall require the concurrence of a majority of such Continuing Directors if such supplement or amendment occurs at or after the time a Person becomes an Acquiring Person) or (iv) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
            (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certifi-cate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amend-ment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable. Prior to the

            Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

                      Section 27. Successors.  All the covenants
            and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                      Section 28.  Determinations and Actions by
            the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Com-pany (with, where specifically provided for herein, the concurrence of the Continuing Directors) shall have the exclusive power and authority to administer this Agree-ment and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of the Continuing Direc-
            tors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to
            (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (or, where specifically provided for herein, by the Continuing Directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject to the Board or the Con-tinuing Directors to any liability to the holders of the Right.

                      Section 29. Benefits of This Agreement.
            Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

                      Section 30. Severability.  If any term,
            provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                      Section 31.  GOVERNING LAW.  THIS AGREEMENT,
            EACH RIGHT AND EACH RIGHT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT THAT THE RIGHTS AND OBLIGATIONS OF THE RIGHTS AGENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                      Section 32. Counterparts.  This Agreement may
            be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

                      Section 33. Descriptive Headings.  The cap-
            tions herein and table of contents hereto are included for convenience of reference only, do not constitute a part of this Agreement and shall be ignored in the construction and interpretation hereof.

                      IN WITNESS WHEREOF, the parties hereto have
            caused this Agreement to be duly executed, all as of the day and year first above written.

            Attest:                       TEXAS INSTRUMENTS INCORPORATED



            By /s/ CLARA C. O'DONELL       By /s/ W.E. BOISVERT
               ---------------------          ---------------------
               Title: Assistant               Title: Vice President
                      Secretary                      and Treasurer


            Attest:                       MORGAN SHAREHOLDER SERVICES
                                            TRUST COMPANY, as Rights Agent





            By /s/ SAL RUSSO                By /s/ JOHN BAMBACH
               -----------------------         ----------------------
               Title: Assistant                Title:  Assistant
                      Secretary                        Vice President

                                                         Exhibit A
                                                         ---------





                         FORM OF CERTIFICATE OF DESIGNATION,
                              PREFERENCES AND RIGHTS OF
                      PARTICIPATING CUMULATIVE PREFERRED STOCK

                                         of

                           TEXAS INSTRUMENTS INCORPORATED

                           Pursuant to Section 151 of the
                           General Corporation Law of the
                                  State of Delaware


                      We, William E. Boisvert, a Vice President, and
            Clara C. O'Donnell, Assistant Secretary, of Texas Instruments Incorporated, organized and existing under the General Cor-poration Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

                      That pursuant to the authority conferred upon the
            Board of Directors by the Restated Certificate of Incorpora-tion, as amended (the "Certificate of Incorporation"), of the said Company, the said Board of Directors on June 17, 1988 adopted the following resolution creating a series of 1,500,000 shares of Preferred Stock designated as Participat-ing Cumulative Preferred Stock:

                      RESOLVED, that pursuant to the authority vested in
            the Board of Directors of this Company in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Company be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                      Section 1. Designation and Amount. The shares of such series shall be designated as "Participating Cumulative Preferred Stock" and the number of shares constituting such series shall be 1,500,000.

                      Section 2.  Dividends and Distributions.

                      (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Participating Cumulative Preferred Stock with respect to dividends, the holders of shares of Participating Cumulative Preferred Stock, in preference to the shares of Common Stock, par value $1 per share, of the Company (the "Common Stock"), and any other stock of the Company junior to the Participating Cumulative Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board of Direc-tors out of funds legally available for the purpose, quarterly dividends payable in cash on the fourth Monday of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Participating Cumulative Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend pay-able in shares of Common Stock or a subdivision of the out-standing shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Participating Cumulative Preferred Stock. In the event the Company shall at any time after June 17, 1988 (the "Rights Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) sub-divide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Participating Cumulative Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                      (B) The Company shall declare a dividend or dis-tribution on the Participating Cumulative Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Participating Cumulative Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                      (C) Dividends shall begin to accrue and be cumula-tive on outstanding shares of Participating Cumulative Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Participating Cumulative Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Participating Cumulative Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Participating Cumulative Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Participating Cumulative Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                      Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Participating Cumulative Preferred Stock shall have only the following voting rights:

                      (A)  Subject to the provision for adjustment
            hereinafter set forth, each share of Participating Cumulative Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) sub-divide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Participating Cumulative Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                      (B) Except as otherwise provided herein or by law, the holders of shares of Participating Cumulative Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                      (C) Whenever, at any time, dividends payable on the Participating Cumulative Preferred Stock shall be in arrears for such number of dividend periods as shall in the aggregate contain not less than 540 days, the holders of such series shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with such series either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such right is terminated as provided in this resolution. At elections for such direc-tors, each holder of Participating Cumulative Preferred Stock shall be entitled to one vote for each one-hundredth of a share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be applicable to them). Upon the vesting of such voting right in the holders of the Participating Cumulative Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such series (with the holders of shares of any one or more other series of preferred stock ranking on such a parity) as hereinafter set forth. The right of the holders of the Participating Cumulative Preferred Stock, voting separately as a class with the holders of shares of any one or more other series of preferred stock ranking on such a parity, to elect members of the Board of Directors of the Company as aforesaid shall continue until such time as all dividends accumulated on such series shall have been paid in full, at which time such right shall terminate, except as by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

                      Upon any termination of the right of the holders of
            the Participating Cumulative Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the Participating Cumulative Preferred Stock voting as a class shall terminate immediately. If the office of any director elected by the holders of the Participating Cumulative Preferred Stock voting as a class becomes vacant by reason of death, resigna-tion, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of the Participating Cumulative Preferred Stock voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the special voting powers vested in the holders of the Participating Cumulative Preferred Stock as provided in this resolution shall have expired, the number of directors shall become such number as may be provided for in the By-Laws, or resolution of the Board of Directors thereunder, irrespective of any increase made pursuant to the provisions of this resolution.

                      (D) Except as set forth herein, holders of Par-ticipating Cumulative Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                      Section 4.  Certain Restrictions.

                      (A)  Whenever quarterly dividends or other
            dividends or distributions payable on the Participating Cumulative Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Participating Cumulative Preferred Stock outstand-ing shall have been paid in full, the Company shall not:

                      (i)  declare or pay dividends on, make any
                 other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Participating Cumulative Preferred Stock;

                      (ii) declare or pay dividends on or make any
                 other distributions on any shares of stock ranking on a parity (either as to dividends or upon liqui-dation, dissolution or winding up) with the Par-ticipating Cumulative Preferred Stock, except dividends paid ratably on the Participating Cumula-tive Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                      (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Participating Cumulative Preferred Stock, provided that the Company may at any time redeem, purchase or other-wise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Participating Cumulative Preferred Stock; or

                      (iv)  purchase or otherwise acquire for con-
                 sideration any shares of Participating Cumulative Preferred Stock, or any shares of stock ranking on a parity with the Participating Cumulative Preferred Stock, except in accordance with a pur-chase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                      (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for con-sideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, pur-chase or otherwise acquire such shares at such time and in such manner.

                      Section 5. Reacquired Shares. Any shares of Participating Cumulative Preferred Stock purchased or other-
            wise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Certificate of Incorporation.

                      Section 6.  Liquidation, Dissolution or Winding
            Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Par-ticipating Cumulative Preferred Stock unless, prior thereto, the holders of shares of Participating Cumulative Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such pay-ment, provided that the holders of shares of Participating Cumulative Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolu-tion or winding up) with the Participating Cumulative Preferred Stock, except distributions made ratably on the Participating Cumulative Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liqui-dation, dissolution or winding up. In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Participating Cumulative Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                      Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of

            Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Participating Cumulative Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the out-standing Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Participating Cumulative Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                      Section 8. No Redemption. The shares of Par-ticipating Cumulative Preferred Stock shall not be redeemable.

                      Section 9. Rank. The Participating Cumulative Preferred Stock shall rank junior with respect to payment of dividends and on liquidation to all other series of the Company's preferred stock outstanding on the date hereof and to all such other series that may be issued after the date hereof except to the extent that any such other series specifically provides that it shall rank junior to the Par-ticipating Cumulative Preferred Stock.

                      Section 10. Amendment. The Certificate of Incor-poration of the Company and these resolutions shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Participat-ing Cumulative Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Participating Cumulative Preferred Stock, voting separately as a class.

                      Section 11. Fractional Shares. Participating Cumulative Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Participating Cumulative Preferred Stock.

                      IN WITNESS WHEREOF, we have executed and subscribed
            this Certificate and do affirm the foregoing as true under the penalties of perjury this ___ day of June, 1988.




                                          -------------------------
                                          Vice President


            Attest:


            ----------------------
            Assistant Secretary

                                                         Exhibit B
                                                         ---------





                              Form of Right Certificate


            Certificate No. R-                             Rights
                                                        ------------



                NOT EXERCISABLE AFTER JUNE 17, 1998 OR EARLIER
                IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED
                BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH
                RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS
                SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*


                                  Right Certificate

                           TEXAS INSTRUMENTS INCORPORATED


                      This certifies that ____________________, or
            registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of June 17, 1988 (the "Rights Agreement") between Texas Instruments Incorporated, a Delaware corporation (the "Company"), and Morgan Shareholder Services Trust Company , a New York corporation (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights

            ---------
            * The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

            Agreement) and prior to 5:00 P.M. (New York time) on June 17, 1998 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share of Par-ticipating Cumulative Preferred Stock (the "Preferred Stock") of the Company, at a cash purchase price of $200 per one one-hundredth of a share (the "Purchase Price"), upon presen-tation and surrender of this Right Certificate with the Form of Election to Purchase and the related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of June 17, 1988, based on the Preferred Stock as constituted at such date.

                      Upon the occurrence of a Section 11(a)(ii) Event
            (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquir-ing Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

                      As provided in the Rights Agreement, the Purchase
            Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                      This Right Certificate is subject to all of the
            terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incor-porated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obliga-tions, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstan-ces set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the

            Rights Agent and are also available upon written request to the Company.

                      This Right Certificate, with or without other Right
            Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exer-cised.

                      [Subject to the provisions of the Rights Agreement,
            the Rights evidenced by this Certificate may be redeemed by the Board of Directors at a redemption price of $.01 per Right at any time prior to the close of business on the tenth day after the Stock Acquisition Date, as such term is defined in the Rights Agreement, or such later date as a majority of the Continuing Directors then in office may determine.]*

                      No fractional shares of Preferred Stock will be
            issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                      No holder of this Right Certificate shall be
            entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stock-holder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other

            ---------
            * Insert language in brackets only if Stock Acquisition Date has not occurred when Right Certificates are distributed.

            actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                      This Right Certificate shall not be valid or
            obligatory for any purpose until it shall have been counter-signed by the Rights Agent.

                      WITNESS the facsimile signature of the proper
            officers of the Company and its corporate seal.

            Dated as of                 , 19
                        ----------------    --

            Attest:                       TEXAS INSTRUMENTS INCORPORATED


                                          By
            ----------------------          ----------------------
                 Secretary                  Title:



            [seal]



            Countersigned:


            MORGAN SHAREHOLDER SERVICES TRUST COMPANY,
              as Rights Agent


            By
              --------------------
              Authorized Signature

                      Form of Reverse Side of Right Certificate


                                 FORM OF ASSIGNMENT
                                 ------------------


                  (To be executed by the registered holder if such
                 holder desires to transfer the Right Certificate.)


            FOR VALUE RECEIVED
                               ---------------------------------------

            hereby sells, assigns and transfers unto
                                                     -----------------

            ----------------------------------------------------------
                   (Please print name and address of transferee)

            ----------------------------------------------------------

            this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and
            appoint                        Attorney, to transfer the
                    ----------------------
            within Right Certificate on the books of the within-named Company, with full power of substitution.

            Dated:                       , 19
                    ---------------------    --


                                               ---------------------------
                                               Signature

            Signature Guaranteed:

                                     Certificate
                                     -----------

                      The undersigned hereby certifies by checking the
            appropriate boxes that:

                      (1) the Rights evidenced by this Right Certificate ___are ___are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

                      (2) after due inquiry and to the best knowledge of the undersigned, it ___ did ___ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


            Dated:           , 19
                   ----------     --       ------------------------
                                           Signature



                                       NOTICE
                                       ------


                      The signatures to the foregoing Assignment and
            Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                            FORM OF ELECTION TO PURCHASE
                            ----------------------------

                    (To be executed if holder desires to exercise
                    Rights represented by the Right Certificate.)


            To:  Texas Instruments Incorporated

                      The undersigned hereby irrevocably elects to exer-
            cise              Rights represented by this Right Certifi-
                 ------------
            cate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

            Please insert social security
            or other identifying number

            ----------------------------------------------------------
                          (Please print name and address)

            -----------------------------------------------------------


                      If such number of Rights shall not be all the
            Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:


            Please insert social security
            or other identifying number

            -----------------------------------------------------------
                           (Please print name and address)

            -----------------------------------------------------------

            -----------------------------------------------------------

            Dated:                  , 19
                    ----------------    --


                                          ---------------------------
                                          Signature

            Signature Guaranteed:



                                         -2-

                                     Certificate
                                     -----------

                      The undersigned hereby certifies by checking the
            appropriate boxes that:

                      (1) the Rights evidenced by this Right Certificate ___ are ___ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

                      (2) after due inquiry and to the best knowledge of the undersigned, it ___ did ___ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


            Dated:           , 19
                   ----------     --       ------------------------
                                           Signature



                                       NOTICE
                                       ------


                      The signature to the foregoing Election to Purchase
            and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                         -3-

                                                         Exhibit C
                                                         ---------





                            SUMMARY OF RIGHTS TO PURCHASE
                                   PREFERRED STOCK

                      On June 17, 1988, the Board of Directors of Texas
            Instruments Incorporated (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock of the Company to stockholders of record at the close of business on June 30, 1988. When exercisable, each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Participating Cumulative Preferred Stock, par value $25 per share (the "Preferred Stock") at a cash pur-chase price of $200 per Unit (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between the Company and Morgan Shareholder Services Trust Company, as Rights Agent.

                      Initially, the Rights will be attached to all
            outstanding shares of Common Stock, and no separate Right Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of: (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evi-denced by the Common Stock certificates and will be trans-ferred with and only with such Common Stock certificates,
            (ii) new Common Stock certificates issued after June 30, 1988 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any cer-tificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

                      The Rights are not exercisable until the Distribu-
            tion Date and will expire at the close of business on June 17, 1998, unless previously redeemed by the Company as described below.

                      As soon as practicable after the Distribution Date,
            Right Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution

            Date and, thereafter, the separate Right Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, with certain exceptions, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                      In the event that any Person shall become an
            Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the Purchase Price of the Right. In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of the Company's assets or earning power is sold, each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.
            The events described in this paragraph are referred to as the "Triggering Events."

                      The Purchase Price payable, and the number of Units
            of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassifica-tion of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or
            (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or war-rants (other than those referred to above).

                      With certain exceptions, no adjustment in the
            Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

                      The Rights may be redeemed in whole, but not in
            part, at a price of $.01 per Right by the Board of Directors at any time until the tenth day after the Stock Acquisition Date (or such later date as a majority of the Continuing

                                         -2-

            Directors (as defined in the Rights Agreement) then in office may determine). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

                      Until a Right is exercised, the holder will have no
            rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stock-holders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exer-cisable for Common Stock (or other consideration) of the Company or for common stock of an acquiring company as set forth above.

                      A copy of the Rights Agreement has been filed with
            the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

                                          -3-
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